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                                                                    EX-99.(J)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 9, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Reports to Shareholders of Barclays Global Investors Funds and Master Investment Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Auditors" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, CA
April 26, 2004

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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 9, 2004, relating to the financial statements which appears in the December 31, 2003 Annual Report to Interestholders of the Bond Index Master Portfolio, International Index Master Portfolio, Money Market Master Portfolio, Prime Money Market Portfolio, Russell 2000 Index Master Portfolio and S&P 500 Index Master Portfolio, each a portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers, LLP
San Francisco, California
April 28, 2004